UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2010

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 11, 2010, Allscripts Healthcare Solutions, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Kapiti Limited and ACT Sigmex Limited (the “Selling Stockholders”), each a wholly-owned subsidiary of Misys plc, and Barclays Capital Inc. (the “Underwriter”), in connection with the public offering and sale by the Selling Stockholders of 12,500,000 shares of common stock of the Company at a price to the public of $17.95 per share. The offering is expected to close on November 17, 2010, subject to customary closing conditions.

The Company will not receive any of the proceeds from the shares of common stock sold by the Selling Stockholders.

The offering is being conducted as a public offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-167412) under the Securities Act of 1933, as amended, and a related prospectus supplement filed with the Securities and Exchange Commission.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. A copy of the opinion of Sidley Austin LLP, counsel to the Company, relating to the legality of the shares of common stock to be issued and sold in the offering, is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 11, 2010, among the Company, the selling stockholders named therein and Barclays Capital Inc., as underwriter

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: November 15, 2010	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 11, 2010, among the Company, the selling stockholders named therein and Barclays Capital Inc., as underwriter

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)